Great Elm Group, Inc. Conference Call Presentation Fiscal Third Quarter Ended March 31, 2021 May 14, 2021 NASDAQ: GEG Exhibit 99.2

Disclaimer 2 Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov. Non-GAAP Financial Measures The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and free cash flow. See the Appendix for important information regarding the use of non-GAAP financial measures and reconciliations of non-GAAP measures to their most directly comparable GAAP measures. This presentation does not constitute an offer of any securities for sale.

Notable Highlights – Third Quarter Fiscal 2021 Overall, we see positive momentum in all aspects of our business DME is beginning to see signs of business recovery following pandemic impacts DME acquisition program resumed this quarter, and optimistic for future acquisition opportunities On March 1, 2021, Great Elm DME closed the acquisition of Advanced Medical DME, LLC and PM Sleep Lab, LLC (“AMPM”), providers of sleep testing, PAP, and other respiratory products and services Small tuck-in acquisition supports growth strategy through expansion and leverage of existing operating footprint; AMPM has 9 locations throughout Kansas and Missouri Meaningfully increased the patient base by 2,500+ active patients; potential operating efficiencies and other added scale benefits Investment Management had a productive quarter in positioning GECC for further growth GECC reported a significant increase in NAV per share during the period, largely due to unrealized gains as a result of positive developments at portfolio companies during the quarter GECC entered into a new three-year $25 million revolving credit facility for greater flexibility and to support future investments Simplified balance sheet and corporate structure at subsidiary, GECC GP Corp., resulting in a greater share of investment profits for GEG Fully implemented Great Elm SPAC Opportunity Fund (GESOF) in order to increase AUM and drive additional fee revenue; $10 million invested at quarter-end to help seed this new vehicle 3

4 Consolidated Summary Financials: Q3 FY 2021 (1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix.

AMPM Acquisition On March 1, 2021 closed the acquisition of Advanced Medical DME, LLC and PM Sleep Lab, LLC (“AMPM”), providers of sleep testing, PAP, and other respiratory products and services in 9 locations throughout Kansas and Missouri, for purchase consideration of $1.1 million Increased the patient base by 2,500+ active patients to provide full range of respiratory equipment and PAP resupply, and the opportunity to introduce ventilator and oxygen services and gain additional referral opportunities in the acquired markets Potential operating efficiencies and procurement savings through better pricing and volumes In fiscal 3Q21, Great Elm DME, Inc. (“DME”) generated $13.1 million of revenue, $5.1 million of net loss and $3.4 million of adjusted EBITDA1 Revenues overall decreased due to continued suppressed referral pipeline for new equipment set-ups and increased revenue reserve requirements; partially offset by organic growth in resupply sales and one month of contributions from the AMPM acquisition Operating expenses decreased due to Employee Retention Credits received in the quarter and lower cost of rental equipment in line with reduced rental revenue Physician referrals and new order volumes continued to be negatively impacted by COVID-19 New PAP patient setups declined 12.7% year over year, but has stabilized Referrals for sleep studies down 15% y-o-y, but increased 8% from prior quarter to current quarter (1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix Operating Companies: DME closes AMPM Acquisition 5

Operating Companies: DME Financial Detail (1) Please also refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix 6

7 Investment Management: A Scalable, High Margin Business AUM Growth High Margins Scalable Model Free Cash Flow AUM GROWTH Grow GECC’s AUM through the issuance of additional debt and equity, supplemented by accretive acquisitions of other BDCs, resulting in an increase in fee revenue Grow the Investment Management business by leveraging the existing team to launch additional vehicles HIGH MARGINS Given the largely fixed cost nature of the Investment Management business, we expect adjusted EBITDA margins to increase as our AUM increases and the business scales SCALABLE MODEL Investment team and infrastructure in place to support growth in AUM and new investment vehicles FREE CASH FLOW Growth in AUM in the Investment Management business coupled with its high margins and scalable business model could result in operating leverage and, thus, the potential for growth in adjusted EBITDA and free cash flow

Investment Management: Solid Progress and Momentum Increasing In fiscal 3Q21, Investment Management generated $0.7 million of revenue, $0.3 million of net loss and $16 thousand of adjusted EBITDA1 Revenue and profitability were stable and reflect the decreases in average assets on which management fees are calculated as a result of the impact of COVID-19 on the portfolio Deployment accelerated throughout the quarter, ending solidly with $44 million in new investments (excluding SPACs) NAV per share increased driven by unrealized gains as a result of positive developments at several portfolio companies Great Elm SPAC Opportunity Fund, LLC (GESOF) successfully implemented Fully implemented Great Elm SPAC Opportunity Fund (GESOF) in order to increase AUM and drive additional fee revenue; $10 million invested at quarter-end to help seed new vehicle Simplified balance sheet and corporate structure at subsidiary, GECC GP Corp., resulting in a greater share of investment profits for GEG Subsequent to quarter-end, GECC entered into a new $25 million revolving credit facility with City National Bank for greater flexibility and to support future investments Three-year facility at LIBOR rate plus 3.50% (1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix 8

Investment Management: Segment Financial Detail (1) Please also refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix 9

10 Real Estate: Overview Limited Equity Capital Deployed High Level of Non-Recourse Leverage Monetization of Significant NOLs Generates stable, consistent cash flows Our current Real Estate investment is attractive for the following reasons:

Real Estate: Fort Myers – Organic Equity Growth Assuming a constant property value of $61.2 million, GEG’s equity value grows as cash flows from the rental stream are utilized to amortize debt over the lease term GEG builds significant equity value1 over time without any additional capital deployment (1) Equity value is equal to the property value at acquisition minus the face value of the debt on a given date. 11

Real Estate: Segment Financial Detail (1) Please also refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix 12

General Corporate: Segment Financial Detail (1) Please also refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix 13

Financial Review: 3Q21 Consolidating Balance Sheets (Unaudited) 14 (1) Intercompany balances, including intercompany borrowings and GEC investments in subsidiaries. All intercompany balances eliminate in consolidation.

Financial Review: 3Q21 Consolidating Income Statement (Unaudited) (1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix 15

Our Business Operating Segments Operating Companies Investment Management Real Estate Office property located in Fort Myers, FL Fully leased, triple-net basis through March 2030 Limited equity capital deployed, and building equity value over time with no additional capital necessary Monetizes significant NOLs Great Elm Capital Management, Inc. (“GECM”) SEC Registered Investment Advisor Investment Advisor to Great Elm Capital Corp. (Nasdaq: GECC), a publicly-traded business development company Three IMAs with a leading institutional investor Manager of the Great Elm Opportunities Fund, a fund structured for a series of co-investment opportunities Manager of future funds, co-investments and separately managed accounts Great Elm Durable Medical Equipment (“DME”) Business Distributor of respiratory care equipment (CPAP, ventilators, oxygen) and sleep study services Services a large and growing segment of the population who suffer from sleep disorders Aging population, rising obesity rates and the prevalence of smoking are causative factors Operates in AK, AZ, KS, IA, MO, NE, OR, WA 362 employees

Driving Shareholder Value 17 Business Segment Strategy Operating Companies Investment Management Real Estate Target undercapitalized small and mid-sized companies where we can partner with management to accelerate earnings and cash flow growth Focus on growing Great Elm DME, Inc. both organically and via an expansion strategy that targets existing and adjacent markets Focus on driving asset growth in GECC Increase AUM via new fund launches, SMAs and co-investments and leverage the existing team and infrastructure to generate incremental free cash flow Seek to enhance the value of our existing Fort Myers property through property improvement and lease modification Seek other opportunities like the Fort Myers transaction that utilize modest equity capital and monetize significant NOLs

Strong Shareholder Alignment 18 Employee Share Ownership Significant Alignment of Interest Director Share Ownership Employees of GEG/Great Elm Capital Management, Inc. (“GECM”) collectively own approximately 1.9 million shares of GEG, representing approximately 7% of GEG’s outstanding shares1 The directors of GEG beneficially own approximately 5.2 million shares of GEG in the aggregate, representing approximately 20% of GEG’s outstanding shares When combined, insider ownership totals approximately 27% of the outstanding shares We believe this level of insider ownership results in a significant and long-term alignment of interest between the shareholders and the insiders of GEG (1) This includes restricted shares that are subject to both performance and service vesting and is based on the share count pro forma for the vesting of said restricted shares. Strong Shareholder Alignment Employee Share Ownership Significant Alignment of Interest Employees of GEG collectively own approximately 2.0 million shares of GEG, representing approximately 8% of GEG’s outstanding shares1 The directors of GEG beneficially own approximately 5.4 million shares of GEG in the aggregate, representing approximately 20% of GEG’s outstanding shares When combined, insider ownership totals approximately 28% of the outstanding shares We believe this level of insider ownership results in a significant and long-term alignment of interest between the shareholders and the insiders of GEG

Appendix 19

Corporate Reorganization and Financing Transaction Overview On December 29, 2020, we completed a reorganization of our corporate structure and executed a financing transaction with J.P. Morgan Broker-Dealer Holdings (“JPM”), wherein JPM invested a total of $37.7 million Great Elm Capital Group, Inc. (“GEC”) changed its name to Forest Investments, Inc. (“Forest”) and became a subsidiary of a new parent holding company, Great Elm Group, Inc. (“Great Elm” or “GEG”) Common shares of GEC automatically converted into common shares of Great Elm Group, and began trading on NASDAQ under a new ticker “GEG”; GEC stock was delisted and deregistered JPM Financing Details JPM purchased Preferred Shares and common equity of Forest Forest issued to JPM $35 million of 9.0% Preferred Shares maturing 2027 JPM also purchased 20% of the common equity of Forest for $2.7 million Proceeds were used to refinance DME’s existing term loan of approximately $24.8 million and provide growth capital; DME also distributed approximately $2.3 million to GEG inclusive of fees and expenses Distributions and Ownership Forest distributed to GEG its common ownership of the DME business, its ownership of the Investment Management business, its GECC shares and its cash, and retained ownership of the Real Estate business and a preferred interest in the DME business Forest also retained its U.S. Federal NOLs, which were unaffected and remain usable across the Great Elm platform 20

Organization: Structure



Great Elm Group, Inc.
("Great Elm" or "GEG")
(NASDAQ: GEG)
Holds ~23.6% shares
100%
80.1%
80%
Great Elm Capital Corp ("GECC") (NASDAQ: GECC) Publicly traded BDC
Great Elm Capital Management, Inc. ("GECM") Investment advisor to GECC
Great Elm Durable Medical Equipment ("DME") Business
Forest Investments, Inc. ("Forest")
fka Great Elm Capital Group, Inc. (formerly NASDAQ: GEC)
20%
19.9%
19.9%
80.1%
Former owners
Former owners
Real Estate Business
JPM

Note: Chart is designed to be illustrative following the JPM financing transaction and does not include all entities comprising Great Elm Group, Inc's corporate structure.

Great Elm Group, Inc. | NASDAQ: GEG 21

Appendix: Non-GAAP Reconciliation 22 (1) Transaction and integration related costs include costs to acquire and integrate acquired businesses. This also represents change in contingent consideration liability since the initial valuation at the acquisition date.

Appendix: Non-GAAP Reconciliation (Continued) 23 (1) Transaction and integration related costs include costs to acquire and integrate acquired businesses. This also represents change in contingent consideration liability since the initial valuation at the acquisition date.

24 Appendix: Non-GAAP Reconciliation (Continued) (1) Transaction and integration related costs include costs to acquire and integrate acquired businesses. This also represents change in contingent consideration liability since the initial valuation at the acquisition date.

25 Appendix: Non-GAAP Reconciliation (Continued) (1) Transaction and integration related costs include costs to acquire and integrate acquired businesses. This also represents change in contingent consideration liability since the initial valuation at the acquisition date.

Appendix: Contact Information Investor Relations 800 South Street, Suite 230 Waltham, MA 02453 Phone: +1 (617) 375-3006 investorrelations@greatelmcap.com Jeehae Linford The Equity Group Inc. +1 (212) 836-9615 jlinford@equityny.com 26